Exhibit 10.3

TERM NOTE

U.S. $15,000,000	February 20, 2004

FOR VALUE RECEIVED, the undersigned, NOBEL LEARNING COMMUNITIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Harris Trust and Savings Bank (the “Lender”) at the principal office of Harris Trust and Savings Bank, as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Term Loans made or maintained by the Lender to the Borrower pursuant to the Credit Agreement, in installments in the amounts called for by Section 1.8(a) of the Credit Agreement, commencing on April 30, 2009, together with interest on the principal amount of such Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Term Notes referred to in the Credit Agreement dated as of February 20, 2004, among the Borrower, the Guarantors party thereto, the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

NOBEL LEARNING COMMUNITIES, INC.

By	/s/ Thomas Frank
Name	Thomas Frank
Title	Chief Financial Officer